Exhibit 99.5

NOMINATING & CORPORATE GOVERNANCE
COMMITTEE CHARTER

1.        Members.  The Nominating & Corporate Governance Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom shall be independent directors.  One member shall be designated as chairperson.  For purposes hereof, the term "independent" shall mean a director who meets the New York Stock Exchange definition of "independence," as determined by the Board.

2.        Purpose, Duties and Responsibilities.  The purpose of the Nominating and Corporate Governance Committee shall be to identify individuals qualified to become Board members, recommend to the Board director candidates for the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles, and perform a leadership role in shaping the Company's corporate governance.  The duties and responsibilities of the Nominating & Corporate Governance Committee include the following:

(a)       Identify, review the qualifications of, and recruit candidates for the Board consistent with the criteria set forth in the Company's Corporate Governance Guidelines.

(b)       Assess the incumbent directors in light of the Board Membership Criteria set forth in the Company's Corporate Governance Guidelines in determining whether to recommend them for reelection to the Board.

(c)       Establish a procedure for the consideration of Board candidates recommended by the Company's stockholders.

(d)       Recommend to the Board candidates for election or reelection to the Board at each annual stockholders' meeting.

(e)       Recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

(f)       Periodically review and recommend to the Board changes in the Company's Corporate Governance Guidelines.

(g)       Make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

(h)       Recommend to the Board candidates for appointment to Board committees.

(i)       Review and recommend to the Board retirement and other tenure policies for directors.

(j)       Review directorships in other public companies held by or offered to directors and senior officers of the Company.

(k)       Review and assess the channels through which the Board receives information, and the quality and timeliness of information received.

(l)       Review annually succession plans relating to the Chief Executive Officer (“CEO”) position, including contingency plans in the event of an emergency with respect to the CEO position.

(m)       Monitor compliance by the CEO and directors with the Company's stock ownership requirements.

(n)       Review related person transactions, as defined in the applicable Securities and Exchange Commission rules, and establish policies and procedures for the review, approval, and ratification of related person transactions.

(o)       Oversee the evaluation of the Board and management.

(p)       Annually evaluate the performance of the Nominating & Corporate Governance Committee and the adequacy of the committee's charter.

(q)       Perform such other duties and responsibilities as are consistent with the purpose of the Nominating & Corporate Governance Committee and as the Board or the committee deems appropriate.

3.        Subcommittees.  The Nominating & Corporate Governance Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Nominating & Corporate Governance Committee consisting of not less than two members of the committee.

4.        Outside advisors.  The Nominating & Corporate Governance Committee will have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm's fees and other retention terms.

5.        Meetings.  The Nominating & Corporate Governance Committee will meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Nominating & Corporate Governance Committee determines.  The majority of the members of the Nominating & Corporate Governance Committee constitutes a quorum.  The Nominating & Corporate Governance Committee shall report regularly to the full Board with respect to its meetings.

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